UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported): February 6, 2017

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

(920) 235-9151

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2017, Thomas J. Polnaszek, Senior Vice President, Controller and Chief Accounting Officer of Oshkosh Corporation (the “Company”), notified the Company that he intends to retire from the Company effective upon completion of a transition period.

At the annual meeting of the shareholders of the Company held on February 7, 2017 (the “Annual Meeting”), the shareholders of the Company approved the Oshkosh Corporation 2017 Incentive Stock and Awards Plan (the “Plan”). The Plan provides that up to a total of 6,800,000 shares of the Company’s common stock may be issued thereunder. The Plan authorizes the grant to the Company’s officers, directors, eligible employees and consultants of stock options, stock appreciation rights, performance shares, performance units, shares of common stock, restricted stock, restricted stock units and annual or long-term incentive awards.

The Company cannot currently determine the benefits, if any, to be paid under the Plan in the future to the officers of the Company, including the Company’s named executive officers.

The Plan is described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on December 20, 2016, and the full text of the Plan appears as Attachment B to that definitive proxy statement.  The description of the Plan set forth above does not purport to be complete and is qualified in its entirety by reference to such materials.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On February 7, 2017, the independent inspector of elections for the Annual Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote at the Annual Meeting, certifying the voting results set forth below.

The Company’s shareholders elected the following directors for terms expiring at the Company’s 2018 Annual Meeting of Shareholders by the votes indicated:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Keith J. Allman	62,292,425	47,692	5,244,435
Peter B. Hamilton	62,288,483	51,634	5,244,435
Wilson R. Jones	62,287,128	52,989	5,244,435
Leslie F. Kenne	62,287,626	52,491	5,244,435
Kimberley Metcalf-Kupres	62,293,029	47,088	5,244,435
Steven C. Mizell	62,290,834	49,283	5,244,435
Stephen D. Newlin	59,541,820	2,798,297	5,244,435
Craig P. Omtvedt	62,287,293	52,824	5,244,435
Duncan J. Palmer	62,294,671	45,446	5,244,435
John S. Shiely	62,288,329	51,788	5,244,435
William S. Wallace	62,288,037	52,080	5,244,435

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending September 30, 2017 by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions
66,895,688	664,052	24,812

The Company’s shareholders approved a resolution approving, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section and compensation tables contained in the Company’s proxy statement for the Annual Meeting by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
60,196,729	2,053,135	90,253	5,244,435

The Company’s shareholders voted to approve, on a nonbinding, advisory basis, holding a nonbinding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for future annual meetings on an annual basis by the votes indicated:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
56,895,668	124,250	5,256,159	64,040	5,244,435

The Company’s shareholders voted to approve the Plan by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
58,380,355	3,885,727	74,035	5,244,435

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date:	February 10, 2017	By:	/s/ Ignacio A. Cortina
Ignacio A. Cortina
Executive Vice President, General Counsel and Secretary